Exhibit 10.16.1

Änderungsvereinbarung zum	Amendment Agreement to the
Anstellungsvertrag vom 1. Januar 2013	Employment Contract as of January 1, 2013
zwischen	between
Teradata Corporation 10000 Innovation Drive, Dayton, Ohio 45342, USA, - „Teradata Corporation“ -	Teradata Corporation, 10000 Innovation Drive, Dayton, Ohio 45342, USA, - “Teradata Corporation“-
und	and
Teradata GmbH, Ulmer Straße 160, 86156 Augsburg, Deutschland, - „Teradata GmbH“ -	Teradata GmbH, Ulmer Straße 160, 86156 Augsburg, Germany, - “Teradata GmbH” -
und	and
Herrn Hermann Wimmer, Zeisigweg 8, 81827 München, Deutschland, - „Mitarbeiter” -	Mr. Hermann Wimmer, Zeisigweg 8, 81827 München, Germany, - “Employee” -
- im Folgenden gemeinsam „Parteien" -	- hereinafter collectively referred to as the
„Parties" -

Präambel	Preamble

Der Mitarbeiter ist aufgrund des zwischen dem Mitarbeiter und der Teradata GmbH bestehenden Anstellungsvertrags bei der Teradata GmbH seit dem 1. Januar 2013 als „Executive Vice President International“ beschäftigt. Der Verantwortungsbereich des Mitarbeiters soll erweitert werden. Die Parteien treffen aus diesem Anlass folgende Änderungsvereinbarung zum Anstellungsvertrag vom 1. Januar 2013 (im Folgenden „Änderungsvereinbarung“):

The Employee has been employed by Teradata GmbH as “Executive Vice President International” based on the Employment Contract entered into by the Employee and Teradata GmbH with effect as of January 1, 2013. It is intended to extend the Employee’s scope of responsibilities. Therefore, the Parties agree on the following Amendment Agreement to the Employment Contract as of January 1, 2013 (hereinafter referred to as “Amendment Agreement”):

§ 1 Verantwortungsbereich	§ 1 Scope of responsibilities

In Abänderung von § 1 (1) des Anstellungsvertrags wird der Mitarbeiter als „Co-President of Teradata Corporation“ beschäftigt. In Ergänzung zu § 1 (2) des Anstellungsvertrags ist der Mitarbeiter in dieser Funktion verantwortlich für den internationalen Vertrieb, Beratung, Forschung, Entwicklung, Dienstleistungen und Marketing für den Geschäftsbereich „Data and Analytics” der Teradata Corporation, welcher zuständig ist für „Data Warehousing“, „Big Data Analytics“ und „Teradata Cloud“ Produkte und Dienstleistungen der Teradata Corporation.

Amending § 1 (1) of the Employment Contract, the Employee will be employed as “Co-President of Teradata Corporation”. In addition to § 1 (2) of the Employment Contract, in this position the Employee will be responsible for global sales, consulting, research, development, services and marketing for the Teradata Corporation’s Data and Analytics Division, which is responsible for Teradata Corporation’s data warehousing, big data analytics and Teradata Cloud products and offerings.

§ 2 Arbeitsentgelt	§ 2 Remuneration

§ 2 des Anstellungsvertrags bleibt unverändert. Im Rahmen der Überprüfung und Anpassung des jährlichen Bruttofixgehalts nach § 2 (a) (2) des Anstellungsvertrags wird dem erweiterten Verantwortungsbereich des Mitarbeiters Rechnung getragen. Entsprechend § 2 (a) 2 des Anstellungsvertrags wird dem Mitarbeiter die unter Berücksichtigung des erweiterten Verantwortungsbereichs angepasste Höhe des jährlichen Bruttofixgehalts bis spätestens 31. März für das jeweilige Kalenderjahr durch die Teradata GmbH mitgeteilt.

§ 2 of the Employment Contract remains unchanged. In the course of checking and adapting the annual fixed gross salary pursuant to § 2 (a) (2) of the Employment Contract, the extended scope of responsibilities will be taken into account. In accordance with § 2 (a) (2) of the Employment Contract, the Employee will be informed by Teradata GmbH on the amount of the annual fixed gross salary adapted by taking into account the extended scope of responsibilities by 31st March at the latest with regard to the relevant calendar year.

Die Tätigkeit als „Co-President of Teradata Corporation “ ist mit der Vergütung nach § 2 des Anstellungsvertrages abgegolten.	The service as “Co-President of Teradata Corporation” shall be compensated with the contractual remuneration under § 2 of the Employment Contract.

§ 3 In-Kraft-Treten	§ 3 Effective Date

Diese Änderungsvereinbarung tritt am 27. Februar 2015 in Kraft.	This Amendment Agreement will commence on February 27, 2015.

§ 4 Anwendbares Recht	§ 4 Governing law

Diese Änderungsvereinbarung sowie der Anstellungsvertrag unterliegen deutschem Recht. Dies gilt auch für die Tätigkeit als „Co-President of Teradata Corporation“.	This Amendment Agreement as well as the Employment Contract shall be subject to the laws of the Federal Republic of Germany. This also applies to the service as „Co-President of Teradata Corporation“.

§ 5 Sonstiges	§ 5 Miscellaneous

Soweit diese Änderungsvereinbarung keine abweichenden Regelung trifft, bleiben die Bestimmungen des Anstellungsvertrags unberührt.	Unless otherwise stipulated within this Amendment Agreement, the terms and conditions of the Employment Contract remain unaffected.
Die deutsche Sprachfassung dieser Änderungsvereinbarung ist maßgeblich.	The German version of this Amendment Agreement shall prevail.

Teradata Corporation	Place/Ort, Date/Datum

Teradata GmbH	Place/Ort, Date/Datum

Mitarbeiter/Employee	Place/Ort, Date/Datum

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